                      SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549



                                  FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported):  December 13, 1994
                                                       -----------------

                           GREY ADVERTISING INC.
- ------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

       Delaware                      0-7898              13-5563596
- ------------------------------------------------------------------------------
 (State or Other Jurisdiction of   (Commission)        (I.R.S. Employer
 Incorporation)                     File Number)       Identification No.)

    777 Third Avenue, New York, New York                               10017
- ------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                         (Zip Code)

    Registrant's telephone number, including area code          (212) 546-2000
                                                                --------------
                                    N/A
- -------------------------------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)

                     INDEX TO EXHIBITS APPEARS ON PAGE 4

          Item 5.   Other Events
                    ------------
                    On December 13, 1994, Grey Advertising Inc.
          ("Grey") announced that it will be taking a non-cash write-off almost entirely of goodwill associated with past acquisitions. The amount of the write-off is expected to be in the range of $35,000,000 to $40,000,000 (or between $27.00 and $31.00 per share) on an after-tax basis. As a result of the write-off, Grey will record a substantial loss for the year 1994.

                    Grey also announced that the Board of Directors increased the annual dividend payout from $3.25 to $3.50 per share. The increased rate will be effective with the quarterly dividend ($.875 per share) payable on December 29, 1994 to holders of record on December 22, 1994.

                    A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.

          Item 7.   Financial Statements, Pro Forma
                    Financial Information and Exhibits.
                    -----------------------------------
                    The following exhibit is filed herewith:

                    1.  Press release dated December 13, 1994

                                  Signatures
                                  ----------
                Pursuant to the requirements of the Securities
          Exchange Act of 1934, the Registrant has duly caused this
          report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  December 16, 1994

                                        GREY ADVERTISING INC.

                                        By:    /s/ Steven G. Felsher
                                            ------------------------
                                        Name:      Steven G. Felsher
                                        Title:     Principal Financial Officer

                                    Exhibit Index
                                    -------------
                                                            Sequentially
                                                              Numbered
    Exhibit                     Description                    Page
    -------                     -----------                 -------------
    99.1                        Press Release, dated
                                December 13, 1994                5